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                                                                   EXHIBIT 10.19

                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into as of December 31, 1999 by Brian P. McDermott ("Executive") and Leslie's Poolmart, Inc. (the "Company"). It is entered into to resolve amicably all matters between Executive and Company, including, without limitation, all matters concerning Executive's employment and the termination of his employment as a result of his resignation.

     1.  Resignation of Employment.  Executive resigns his employment with the
         -------------------------
Company, and resigns as an officer in all capacities of the Company, and the Company accepts his resignation effective December 31, 1999. Executive understands that his resignation is final and that the Company is relying on the resignation in employment and business planning. The Company and Executive acknowledge that Executive is not resigning from the Company's Board of Directors, and will be nominated to serve as the Chairman of the Board. For so long as and if Executive remains Chairman of the Board after October 1, 2001 (or commencing immediately after the payments described in Paragraph 4 cease, if such cessation occurs prior to October 1, 2001), Executive shall be compensated at the rate of $125,000.00 per annum, payable monthly, for his services as Chairman of the Board. Nothing in this Agreement, including, without limitation, Paragraphs 4, 5, 13 and 14, shall limit Executive's responsibilities and fiduciary obligations as a member of the Board of Directors.

     2.  Final Wages and Vacation Pay.  Executive hereby acknowledges that he
         ----------------------------
has received all earned wages and vacation pay accrued through and including Executive's last day of employment. Additionally, the Company agrees to reimburse Executive for reasonable business expenses incurred prior to the resignation date in accordance with the Company's reimbursement policy. Executive is entitled to these sums upon termination of employment, whether or not Executive enters into this Agreement.

     3.  Health Continuation Coverage and Other Benefits.  The Company
         -----------------------------------------------
acknowledges that Executive is eligible to elect continuation of medical and dental insurance coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), in accordance with its terms. With regard to all other benefit plans, Executive's rights and responsibilities are as provided by applicable law and plan provisions and administration.

     For a period of 12 months following the date of resignation, the Company shall pay the cost of COBRA coverage, provided that Executive remains eligible
                                      --------
for such coverage. However, if Executive becomes covered under another plan, the Company's obligations to pay COBRA will cease. If no other coverage is obtained by the time the 12-month period ends, Executive must pay the full cost of such coverage should Executive wish to keep the coverage in place for any remaining period of eligibility.

     4.  Separation Pay.
         --------------

          (a) In consideration of the covenants and releases herein, the Company agrees to pay Executive an amount equal to his annual base salary (i.e., the sum of $428,500.00), less
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payroll tax withholdings, as described in this Paragraph. Initially, for a period of six (6) months ending on June 30, 2000, Executive shall receive payments on an installment basis in the same amount and at the same time as payroll checks would have been distributed to Executive had he remained an employee. Thereafter, Executive will receive the remaining $214,250.00 in fifteen (15) equal installments of $14,283.33 each, less payroll tax withholding, payable on the last day of the month, commencing July 31, 2000 and terminating on September 30, 2001. These payments will be made whether or not Executive obtains another job during the time period in question.

          (b) During the period of time that Executive is receiving separation payments, Executive agrees to make himself available at reasonable times upon reasonable notice to consult with the Company. This Agreement to consult will not result in an employment relationship.

          (c) Separation payments will cease and the Company will not be obligated to make any further payments in the event of either of the following:

               (1) Executive commences employment for a competitor of the Company; or

               (2) Executive engages in any conduct prohibited by Paragraph 14 entitled "Proprietary Information and Non-Solicitation."

A business will be deemed a competitor under this Agreement if a major portion of its business is the sale of swimming pool supplies and products which are sold by the Company. Competitors include, but are not limited to, Paddock Pools, Pinch-A-Penny, In the Swim, South Central Pools and Hughes.

          (d) In the event the Company intends to exercise the right to cease making the separation payments called for under Paragraph 4(a), Executive will be given written notice by the Company that it is ceasing payments pursuant to this Paragraph 4. Thereafter, if Executive disputes the Company's right to cease making payments, he shall notify the Company in writing and may demand that the issue of "competition" and/or breach of Paragraph 14 submitted to mediation pursuant to Paragraph 18 of this Agreement.

          (e) In light of Executive's right of revocation in Paragraph 24, no payments will be made under the Agreement until the eighth day following the execution and delivery of this Agreement (or the next business day, if the
          ---
eighth day is a weekend day or a holiday).

     5.  Stock Options.
         -------------

          (a) The Company acknowledges that Executive's stock options, if any, under the Company's 1997 Nonstatutory Stock Option Plan are fully vested and may be exercised by him at any time prior to the expiration of such options. As to Executive's options under the Company's 1997 Incentive Stock Option Plan, the Company and Executive agree that as to Executive's 57,000 "tenure" stock options, and notwithstanding the terms of the options, Executive is fully vested and such options will remain outstanding, exercisable and otherwise unaffected by Executive's separation. Executive and the Company further agree that Executive is fully vested in 13,333.2 of the 20,000 "performance" stock options previously granted to him and

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may exercise said options anytime until the options expire. The parties further acknowledge that no further vesting of said options will occur in the future. Executive acknowledges that such extension of the exercise period may result in the options not being "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended.

          (b) Notwithstanding anything to the contrary in Paragraph 5(a), in the event of either of the following:

               (1) Executive commences employment for a competitor of the Company as defined in Paragraph 4(c); or

               (2) Executive engages in any conduct prohibited by Paragraph 14 entitled "Proprietary Information and Non-Solicitation;"

the Company may revoke the extension of time to exercise the Incentive Stock Options by giving written notice to Executive of the revocation. The revocation of the right to exercise the Incentive Stock Options shall be effective 90 days from the effective date of the written notice.

          (c) The written notice referenced in this Paragraph 5 and any other notice required or permitted to be given under this Agreement, shall be deemed effective (1) on the date personally delivered to the individuals at the addresses set forth below; or (2) if sent by overnight delivery, on the day following the deposit with an overnight mail service addressed to the individuals at the addresses set forth below; or (3) if sent by certified mail, return receipt requested, on the third business day following mailing or the date of actual receipt, whichever is earlier.

          If to Executive, the Notice shall be addressed as follows:

               Brian P. McDermott
               218 Anderson Street
               Manhattan Beach, CA  90266

          and to

               Barry B. Kaufman
               Law Offices of Barry B. Kaufman
               16133 Ventura Boulevard, Suite 700
               Encino, CA  91436

          If to the Company, the Notice shall be addressed as follows:

               Lawrence Hayward
               President and CEO
               Leslie's Poolmart, Inc.
               20630 Plummer Street
               Chatsworth, CA  91311

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Any changes in the above addresses must be communicated in writing to the other party to this Agreement in accordance with this Paragraph 5(c).

     6.  Acknowledgment of Consideration.  Executive acknowledges that Executive
         -------------------------------
has no entitlement to separation pay as provided in Paragraph 4, no entitlement to any payment toward COBRA health insurance coverage as specified in Paragraph 3 and no entitlement to the agreement extending the period for the exercise of his incentive stock options as specified in Paragraph 5, except in return for entering into this Agreement.

     7.  Sole Entitlement.  Executive acknowledges and agrees that no other
         ----------------
monies or benefits are owing to Executive except as set forth above.
Executive's entitlements under any and all group insurance and benefit plans are as provided by plan provisions and applicable law.

     8.  Return of Property and Documents.  Executive states that Executive has
         --------------------------------
returned or will immediately return to the Company all property and documents of the Company which were or are in Executive's possession in his capacity as an employee or officer.

     9.  Release of the Company.  Executive (for himself, his agents, heirs,
         ----------------------
successors, assigns, executors and/or administrators) does hereby and forever release and discharge the Company and its past and present parent, subsidiary, sister and affiliated corporations, divisions or other related entities, including, without limitation, Green Equity Investors II, L.P., Leonard Green & Partners, L.P., and the respective partners, employees, agents and affiliates thereof, employee benefit plans and fiduciaries of the foregoing, as well as the successors, shareholders, partners, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all causes of actions, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which Executive has or may have against any released person or entity by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the employment of Executive, all claims attributable to the termination of that employment, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, Title VII of the Civil Rights Act of 1964 which prohibits discrimination and harassment on the basis of sex, race, color, national origin and religion, the Civil Rights Act of 1866, the Age Discrimination in Employment Act which prohibits discrimination on the basis of age over 40, the California Fair Employment Act which prohibits discrimination on the basis of race, religion, creed, color, national origin, ancestry, disability, medical condition, age over 40 and sex, the California Labor Code, and wrongful termination claims, excepting only those obligations expressly recited to be performed hereunder.

     10.  Limited Release of McDermott.
          ----------------------------

          (a) Excepting only those obligations expressly recited to be performed hereunder and as provided below in Paragraph 10(b), the Company hereby releases and discharges Executive from and with respect to any and all claims, agreements, obligations,

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losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive's employment relationship with or separation from the Company, or any other occurrences, actions, omissions or claims whatever, known or unknown, suspected or unsuspected, which the Company now owns or holds or has at any time heretofore owned or held as against Executive.

          (b) Anything contained in this Agreement to the contrary notwithstanding, the Company is not releasing any claims of the following nature which it may have against Executive: claims for intentional wrongdoing, including, without limitation, for conversion, breach of fiduciary duty and fraud, for gross misconduct, intentional or not, and for damage arising out of violation of any criminal law.

     11.  Waiver of Unknown Claims.  Except for those obligations created by or
          ------------------------
arising out of this Agreement and except as limited in this Agreement, it is the intention of Executive and the Company in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, the parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Section 1542 provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOWN OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive and the Company each acknowledge that each may hereafter discover claims or facts in addition to or different from those which each now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Each hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Executive and the Company each acknowledge that each understands the significance and consequence of such release and such specific waiver of Section 1542, which have been explained to them by their respective counsel.

     12.  Confidentiality.  Executive agrees to hold confidential and not to
          ---------------
make public or to communicate orally or in writing to any person or entity, except his wife, attorneys, accountants and personal advisors, directly or indirectly, the contents of this Agreement, the amount of payments under this Agreement, nor the existence or contents of the discussions leading to this Agreement, except only as may be lawfully compelled, as necessary to enforce the terms of this Agreement, or as reasonably necessary to obtain confidential tax, financial or legal advice.

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     13.  Non-Disparagement.  Executive covenants and agrees that he will in no
          -----------------
way disparage the Company or its services, executives, agents or business reputation to any person or entity (whether or not said person or entity is a current or prospective supplier, customer or executive of the Company). Executive further covenants and agrees that he will not otherwise engage in conduct which is not in good faith which disrupts, damages, impairs or interferes with the business, reputation of employees of the Company. The officers and directors of the Company agree not to make or publish, either orally or in writing, any disparaging statement concerning Executive, including his termination by the Company, his services with the Company and matters relating to his employment.

     14.  Proprietary Information and Non-Solicitation.  As an executive officer
          --------------------------------------------
of the Company, Executive has occupied a position of trust with respect to business information of a secret or confidential nature. Executive agrees not to misappropriate, disclose or make available to anyone outside of the Company's organization at any time any confidential information or trade secret, including, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, inventions, processes, formulae, programs, technical data, financial information, identities or lists of customers, prospects, suppliers or vendors, and any other confidential or proprietary information relating to the Company (collectively, "Proprietary Information") without the prior written consent of the Company, except as may be required by law. The Company's consent may be withheld for any reason or no reason at all. When Proprietary Information becomes generally available to the public other than by Executive's acts or omissions, it is no longer subject to the restrictions of this Paragraph. However, Proprietary Information shall not be deemed to come under this exception merely because it is embraced by more general information which is or becomes generally available to the public. The undertakings set forth in this Paragraph shall survive the termination of this Agreement or other arrangements contained in this Agreement.

     Further, Executive agrees that for the 21-month period commencing January 1, 2000, he will not, directly or indirectly, either on his own behalf or on behalf of any other person or entity, attempt to persuade or solicit any customer of the Company to cease to do business or to reduce the amount of business which any customer of the Company has customarily done or contemplates doing with the Company or to do business with another company which is a competitor of the Company. For the same 21-month period commencing January 1, 2000, Executive further agrees he will not, directly or indirectly, either on his own behalf or on behalf of any other person or entity, attempt to persuade or solicit any person who is an employee of the Company to terminate such employment. For a period of 12 months commencing January 1, 2000, Executive will not participate in any way in the hiring of any executive, officer, regional manager, district manager or equivalent employee of the Company by Executive's then-employer and, if contacted by such person, will discourage and will not assist him/her in becoming employed by Executive's then-employer. It shall not violate the non-solicitation provisions of this Paragraph if Executive's then-employer should hire an employee of the Company, if Executive has not participated in any way in the hiring process.

     15.  Arbitration.  Executive and the Company agree that any and all
          -----------
disputes, controversies or claims arising out of or concerning this Agreement or concerning any matter resolved and settled by this Agreement shall be determined exclusively through a final and

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binding arbitration to be held in Los Angeles, California, administered and conducted pursuant to the National Rules for Resolution of Employment Disputes of the American Arbitration Association. The claims subject to arbitration include, without limitation, all matters concerning, relating to or arising out of Executive's employment or its termination. Judgment upon the award of the arbitrator may be rendered in any court of competent jurisdiction. The arbitrator shall be a former jurist or an attorney with substantial experience in employment matters. This agreement to arbitrate does not include claims for unemployment insurance and workers' compensation. The arbitrator's authority and jurisdiction shall be limited to determining the dispute in arbitration in conformity with law to the same extent as if such dispute were determined as to liability and remedy by a court without a jury. The arbitrator shall render an award which shall include a written statement of opinion setting forth the arbitrator's findings of fact and conclusions of law. EXECUTIVE AND THE COMPANY EXPRESSLY WAIVE ALL RIGHTS TO A JURY TRIAL IN COURT ON ALL STATUTORY OR OTHER CLAIMS.

     16.  Non-Waiver of Vested Benefits.  Nothing herein is intended to alter
          -----------------------------
Executive's entitlement to his vested benefits under the Company's 401(k) Plan. The Company reserves the right to change or modify its benefit plans at any time and agrees that any such changes will be applied to Executive in a nondiscriminatory manner.

     17.  Indemnification re: Third Party Claims.  Executive shall be entitled
          --------------------------------------
to indemnification and defense of actions brought by third parties in accordance with the Company's policy and existing law to the same extent as other terminated executives and other Board members.

     18.  Mediation Precondition to Formal Assertion of Claims.  The parties
          ----------------------------------------------------
hereto, and each of them, agree that, in the event a dispute arises out of or concerning this Agreement, he/it will not commence any demand for arbitration without first submitting the dispute to mediation in accordance with the mediation rules of JAMS/Enddispute, LLC. The parties shall share equally the costs of the mediation proceeding. Said proceeding shall be held in Los Angeles, California. The mediator shall be mutually selected by the parties or their attorneys or, if no agreement can be reached on the mediator, the mediator will be selected by JAMS/Enddispute. The parties agree that their dispute shall be mediated no later than forty-five (45) days after a demand for mediation is made.

     19.  No Admissions.  Nothing in this Agreement is nor shall be construed as
          -------------
being an admission of wrongdoing or liability by either Executive or the Company.

     20.  Costs and Attorneys' Fees.  It is agreed that the Company and
          -------------------------
Executive will bear its and his own costs and attorneys' fees, if any, which may have been incurred with respect to any matter released in this Agreement.

     21.  Construction and Partial Invalidity.  The Company and Executive agree
          -----------------------------------
that:

          (a) The language of this Agreement shall, for any and all purposes, be construed as a whole, according to its fair meaning, not strictly for or against Executive or the Company, and without regard to the identity or status of any person or persons who drafted all or

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

any part of this Agreement. The parties intend that this Agreement be construed in favor of arbitration as the final and binding means for resolving any disputes between them.

          (b) If any provision of this Agreement is declared invalid by any court or competent jurisdiction or rendered invalid by any other process of federal or state law, the remaining provisions of this Agreement shall remain in full force and effect.

     22.  Entire Agreement.  This Agreement constitutes a single integrated
          ----------------
contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended or modified only by written agreement of the parties.

     23.  Choice of Law.  This Agreement shall be interpreted in accordance with
          -------------
the laws of the State of California.

     24.  Waiting Period and Right of Revocation.  EXECUTIVE ACKNOWLEDGES (SAYS)
          --------------------------------------
THAT HE IS AWARE THAT AND IS HEREBY ADVISED THAT HE HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS BEFORE SIGNING IT AND THAT IF HE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE (21) DAYS, HE IS WAIVING (GIVING UP) THIS RIGHT FREELY AND VOLUNTARILY. EXECUTIVE ALSO ACKNOWLEDGES
(SAYS) THAT HE IS AWARE OF AND IS HEREBY ADVISED THAT HE HAS THE RIGHT TO REVOKE (CANCEL) THE PORTION OF THIS AGREEMENT RELEASING AGE DISCRIMINATION CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE SIGNING OF THIS AGREEMENT AND THAT IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION (CANCELLATION) PERIOD HAS EXPIRED. TO REVOKE (CANCEL) THIS AGREEMENT, EXECUTIVE MUST NOTIFY THE COMPANY WITHIN SEVEN
(7) DAYS OF SIGNING IT. SHOULD EXECUTIVE REVOKE, THE COMPANY SHALL HAVE THE RIGHT, IN ITS SOLE DISCRETION, TO TERMINATE OR NOT TERMINATE THE REMAINDER OF THE AGREEMENT.

     25.  Attorney Advice.  EXECUTIVE ACKNOWLEDGES (SAYS) THAT HE IS AWARE OF
          ---------------
HIS RIGHT TO CONSULT AN ATTORNEY AND THAT HE IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

     26.  Understanding of Agreement.  Executive states that Executive has
          --------------------------
carefully read this Agreement, that Executive fully understands its final and binding effect, that the only promises made to Executive to sign this Agreement are those stated above, and that Executive is signing this Agreement voluntarily.

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     27.  Counterparts/Facsimile Execution.  This Agreement may be executed in
          --------------------------------
counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Execution and delivery of this Agreement by facsimile shall be deemed to be equivalent to the execution and delivery of an original.


                              EXECUTIVE:

                              /s/ BRIAN P. MCDERMOTT
                              ----------------------
                              Brian P. McDermott



                              LESLIE'S POOLMART, INC.

                              By:   /s/ MICHAEL FOURTIQ
                                    ------------------------------
                                    Michael Fourtiq
                                    Chairman of the Board

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